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                                                                     EXHIBIT 5.1

                               September 30, 1998

Superconductor Technologies Inc.
460 Ward Drive, Suite F
Santa Barbara, California  93111-2310

     RE:  REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-3 (the "Registration Statement") to be filed by Superconductor Technologies, Inc., a Delaware corporation (the "Company), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on or about the date hereof. The Registration Statement relates to (a) 2,978,333 shares of the Company's Common Stock, $.001 par value per share ("Common Stock"), of which (i) 1,291,666 shares (the "Series A Conversion Shares") may in the future be issued upon the conversion of certain outstanding shares of the Company's Series A Preferred Stock (the "Series A Stock"), (ii) 250,000 shares (the "Series A-1 Conversion Shares") may in the future be issued upon conversion of certain outstanding shares of the Company's Series A-1 Preferred Stock (the "Series A-1 Stock"),
(iii) 1,000,000 shares (the "Series B Conversion Shares") may in the future be issued upon conversion of certain outstanding shares of the Company's Series B Preferred Stock (the "Series B Stock") and (iv) 436,667 shares (the"Warrant Shares") may in the future be issued upon the exercise of certain warrants (the "Warrants"), and (b) such presently indeterminate number of shares of Common Stock (the "Indeterminate Shares") which may be issued upon conversion of the Series A Stock, the Series A-1 Stock and the Series B Stock or the payment of dividends thereon, based upon fluctuations in the conversion price thereof, in accordance with Rule 416 under the Securities Act of 1933, as amended.

     In connection with this opinion, we have relied as to matters of fact, without investigation, upon certificates of public officials and others and upon affidavits, certificates and written statements of directors, officers and employees of, and the accountants and transfer agent for, the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including (a) the Registration Statement, (b) the Amended and Restated Certificate of Incorporation of the Company, (c) the By-Laws of the Company, (d) the applicable Certificates of Designation, Preferences and Rights relating to the Series A Stock, the Series A-1 Stock and the Series B Stock (each, the "Applicable Certificate of Designation"), (e) stock purchase agreements relating to the issuances of the Series A, Series A-1 and Series B Stock (each, the "Stock Purchase Agreement"), (f) the Warrants and (g) resolutions adopted by the Board of Directors of the Company.

     In connection with this opinion, we have assumed the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. We have further assumed that all natural persons involved in the transactions contemplated by the Registration Statement (the "Offering") have sufficient legal capacity to enter into and perform their respective obligations and to carry out their roles in the Offering.

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     Based upon and subject to the foregoing, it is our opinion that:

     (i) The Series A, Series A-1 and Series B Conversion Shares, when issued by the Company upon the conversion of the Series A, Series A-1 and Series B Stock in accordance with the terms of the Amended and Restated Certificate of Incorporation of the Company and the Applicable Certificate of Designation, will be validly issued, fully paid and non-assessable;

     (ii) The Warrant Shares, if and when issued by the Company upon the exercise of the Warrants in accordance with the terms thereof, will be validly issued fully paid and non-assessable; and

     (iii) The Indeterminate Shares, if and when issued upon the conversion the Series A, Series A-1 or Series B Stock or as accrued dividends thereon in accordance with the terms of the Amended and Restated Certificate of Incorporation of the Company and the Applicable Certificate of Designation, will be validly issued, fully paid and non-assessable.

     Our opinion expressed above is limited to the General Corporation Law of the State of Delaware and the relevant federal laws of the United States, and we do not express any opinion concerning any other laws.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendment thereto.

                                   Very truly yours,

                                   WILSON SONSINI GOODRICH & ROSATI
                                   Professional Corporation

                                   /s/ WILSON SONSINI GOODRICH & ROSATI



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